Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of ION Acquisition Corp 2 Ltd. of our report dated March 29, 2021 with respect to the financial statements of ION Acquisition Corp 2 Ltd. as of December 31, 2020 and for the period from November 23, 2020 (the day of inception) through December 31, 2020, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

August 4, 2021	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel